                                                              EXHIBIT (17)(b)(2)


                      FAIRNESS OPINION PRESENTATION TO THE
                               BOARD OF DIRECTORS
                                       OF
                        KENTEK INFORMATION SYSTEMS, INC.


                                  MAY 14, 1999

TABLE OF CONTENTS
--------------------------------------------------------------------------------

SECTION
         (1)      BACKGROUND
         (2)      KEY ELEMENTS OF THE TRANSACTION
         (3)      HISTORICAL FINANCIAL RESULTS
         (4)      PROJECTED FINANCIAL RESULTS
         (5)      COMPARABLE COMPANY ANALYSIS
         (6)      COMPARABLE TRANSACTION ANALYSIS
         (7)      DISCOUNTED CASH FLOW ANALYSIS
         (8)      LIQUIDATION ANALYSIS
         (9)      VALUATION SUMMARY

                                                                        EXHIBITS
                                                       Comparable Company Detail
                                                        Form of Fairness Opinion

2                                                 [JANNEY MONTGOMERY SCOTT LOGO]

BACKGROUND
--------------------------------------------------------------------------------

                                                  [JANNEY MONTGOMERY SCOTT LOGO]

BACKGROUND
--------------------------------------------------------------------------------

o On April 17, 1996, Kentek Information Systems, Inc. ("Kentek" or the "Company") completed its initial public offering ("IPO") of 2,200,000 shares of its common stock at $8 per share, raising $15.6 million in net proceeds.

o Prior to the Company's IPO, and for a good period thereafter, Kentek was a leading supplier of heavy-duty, high reliability, mid-range, non-impact laser printers and related consumable supplies and spare parts.

o Over the past couple of years, the mid-range printer market has been characterized by:

         *printers that could print 30 to 60 pages per minute ("ppm") and 30,000 to 400,000 pages per month; and

         *printers that were designed primarily for high-volume printing requirements, including (i) production printing applications, (ii) print-on-demand applications, and (iii) computer network applications.

o    Kentek printers enjoyed a dominant position in the mid-range market:

         *Lowest jam rate in the industry due to "straight paper path" design.

         *Lowest cost-per-page in the industry.


                                                  [JANNEY MONTGOMERY SCOTT LOGO]
4

--------------------------------------------------------------------------------

o In 1998, however, trends unfavorable to Kentek and similar mid-range printer companies surfaced. The three major trends that had the most negative impact on Kentek were (i) the dramatic speed, duty-cycle, and cost-of-operation improvements in light-duty printers, (ii) the tremendous growth of distributed network printing using the new, lower cost, and faster light-duty printers, and (iii) Xerox's marketing war with Hewlett Packard ("HP") for dominance in the office and departmental market.

IMPROVEMENT IN LIGHT-DUTY PRINTERS:

o Lower-end printers used to be 10-20 ppm behind those printers that defined the mid-range market.

o Printer companies that specialized in the mid-range market often were successful in quickly introducing new printers that were faster than their previous respective models, thus maintaining their advantage over lower-end printers.

o Several product delays (most notably the delay of HP's 30 ppm printer) allowed other competitors such as Lexmark and Xerox to enter the mid-range market.

o As these new market entrants began to develop faster lower-end printers, competition for market share increased as these printers began migrating into the mid-range market.


                                                  [JANNEY MONTGOMERY SCOTT LOGO]
5

--------------------------------------------------------------------------------

RAPID GROWTH OF DISTRIBUTED NETWORKS:

o As networked offices became more prevalent in the workplace, preference shifted from offices with 1-2 centralized, bulky printers for everyone to offices with multiple printers, each serving a small group of individuals.

o Because the lower-end printers that were entering the marketplace were (i) smaller, (ii) easier to install, and (iii) had a considerably lower acquisition cost than true mid-range printers, they quickly became the printers-of-choice in the new office printer paradox.

o Though true mid-range printers such as those offered by Kentek are more cost-effective in the long-run (as measured by cost per page where volume and print coverage are high), office managers worried about meeting budget requirements and maximizing short-term profitability (on which bonuses are usually based) have opted instead for lower-end printers with cheaper acquisition costs.

XEROX VERSUS HEWLETT PACKARD:

o In the mid-1990s, Xerox, the pre-eminent supplier of office copiers worldwide, took notice of trends showing office copier machines were slowly being replaced by both mid-range printers and printer/copiers with similar speeds.

                                                  [JANNEY MONTGOMERY SCOTT LOGO]
6

--------------------------------------------------------------------------------

XEROX VERSUS HEWLETT PACKARD (CONTINUED):

o Recognizing the need to re-invent itself, Xerox began work on printer/copiers that could compete in the office sector. HP's delay in introducing its 30 ppm printer afforded Xerox the opportunity to easily enter the mid-range printer market.

o With practically unlimited resources at their disposal to develop their new printer/copiers, Xerox was successful in winning market share away from not only HP but other industry participants. Xerox's efforts have recently cumulated with the introduction of a 40 ppm printer/copier (with a development cost of close to $500 million) that surprised most players in the printer industry.

o Xerox has taken steps to ensure continued dominance in the departmental, office sector by:

     o    expanding the market to OEMs,

     o    expanding the market through resellers,

     o    controlling sales channel by directly selling their products,

     o offering customers a low up-front purchase price or alternatively, low monthly lease terms, and

     o fully utilizing their majority ownership of Fuji (and Fuji's technology) to quickly achieve product evolution.

o Xerox is in essence leading the forced attrition of mid-range printers from the departmental, office sector.


                                                  [JANNEY MONTGOMERY SCOTT LOGO]
7

--------------------------------------------------------------------------------

o Running parallel to the problems presented by negative industry trends was Kentek's inability to develop their 60 ppm printer, the KW60.

o Prior to the KW60, Kentek successfully stayed a step ahead of the competition by continually introducing faster printers before their competitors could catch up. The KW60 was suppose to be the next genesis of this trend.

o Having spent approximately $15 million over a two year period, the Company believed they were close to finishing development of the KW60. On November 2, 1998, the Company was informed that development was not close to completion. Certain aspects of the technology had proven to be very complex, requiring more time and resources than originally planned.

o After estimating that at least another 2 years and $20 million would be required to bring KW60 to fruition, the Company decided to halt further development.


                                                  [JANNEY MONTGOMERY SCOTT LOGO]
8

--------------------------------------------------------------------------------

o On February 24, 1999, Howard Morgan, the Company's Chairman, approached Kentek's management ("Management") to discuss whether they had an interest in purchasing the firm.

o On March 8, 1999, Management, led by President and Chief Executive Officer Phil Shires, indicated its willingness to acquire the Company's outstanding common stock at a cash price of $7.85 per share, or at the option of each stockholder, at a cash price of $7.50 per share and the right to receive some form of additional consideration.

o In response to the management buyout offer (the "MBO"), Kentek's Board of Directors formed a Special Committee to review the advisability of the proposal. The Special Committee had discussions with Printronix, Lexmark, Genicom and Miami Computer Services to solicit their interest in acquiring Kentek but all of the aforementioned parties respectfully declined.

o On May 10, 1999, negotiations between the Special Committee and Phil Shires led to Management revising upwards their offer price to $8.29 per share in cash (the "Amended MBO").

o Janney Montgomery Scott has been engaged by the Special Committee to express an opinion as to the fairness, from a financial point of view, of the Amended MBO to the holders of the Company's common stock.

                                                  [JANNEY MONTGOMERY SCOTT LOGO]

--------------------------------------------------------------------------------
KEY ELEMENTS OF THE TRANSACTION

                                                  [JANNEY MONTGOMERY SCOTT LOGO]

ECONOMICS AND TIMING
--------------------------------------------------------------------------------

o The Transaction offers to purchase all of the outstanding shares of Kentek's common stock for $8.29 per share in cash.

o The Transaction offers to include in Kentek's shares outstanding those options that have vested prior to the close of the Transaction. Holders of options not vested will not receive consideration unless their options are exercisable in a sale or merger of the Company. Holders of these vested options will only be entitled to the "in-the-money" value of each option (calculated by subtracting the option's strike price from $8.29).

o The Transaction is expected to close sometime in late July or early August.

                                                  [JANNEY MONTGOMERY SCOTT LOGO]
11

COMMON STOCK AND EQUIVALENTS OUTSTANDING
--------------------------------------------------------------------------------

    Common Shares Outstanding @ 04/28/99         4,591,447


    Plus:   Morgan's Exercise                +       7,705
            Kann's Exercise                  +       5,000
            Board Options                    +     166,912
            Vested Employee Options          +      29,327
            Morgan's Sale-of-Company         +      30,000
    Less:   Shire's Shares                   -      61,500
                                              ------------

    Total Shares to be Purchased                 4,768,891

                                                  [JANNEY MONTGOMERY SCOTT LOGO]

--------------------------------------------------------------------------------
HISTORICAL FINANCIAL RESULTS


                                                  [JANNEY MONTGOMERY SCOTT LOGO]

HISTORICAL INCOME STATEMENT
--------------------------------------------------------------------------------

HISTORICAL INCOME STATEMENT
--------------------------------------------------------------------------------

                                                    For the Year Ended June 30,
                                    ----------------------------------------------------------- (1)
                                      1995          1996        1997        1998          1999(P)
                                    -------       -------      -------     -------     ----------
                                               (in thousands, except per share data)
Net Revenues                        $70,192       $74,381      $56,460     $45,053        $36,035
   Growth (Decline) in Revenues       (11.0)%         6.0%       (24.1)%     (20.2)%        (20.0)%

Cost of Sales                        48,449        44,408       30,443      22,324         17,141
                                    -------       -------      -------     -------       --------
Gross Profit                         21,743        29,973       26,017      22,729         18,894
   Gross Margin                        31.0%         40.3%        46.1%       50.4%          52.4%

Operating Expenses                   13,519        15,048       17,487      17,208         16,048
                                    -------       -------      -------     -------       --------
Operating Cash Flow (EBITDA)          8,224        14,925        8,530       5,521          2,846
                                    -------       -------      -------     -------       --------
Operating Income (EBIT)               6,406        13,277        7,249       4,243          2,271
                                    -------       -------      -------     -------       --------
Profit (Loss) Before Taxes            5,961        13,465        8,626       7,557          5,180
                                    -------       -------      -------     -------       --------
Net Income                          $ 5,035       $13,102      $ 4,761     $ 4,977        $ 4,071
                                    =======       =======      =======     =======       ========

Earnings Per Share                  $  0.99       $  2.42      $  0.69     $  0.70        $  0.71


                                    NET SALES
                                     [GRAPH]

                               OPERATING CASH FLOW
                                     [GRAPH]

(1)  Based on actual results for Q1-Q3 and management's estimate of Q4 results.

                                                  [JANNEY MONTGOMERY SCOTT LOGO]

HISTORICAL BALANCE SHEET
--------------------------------------------------------------------------------

                                                           At June 30,
                                  --------------------------------------------------------------(1)
                                    1995          1996          1997          1998        1999(P)
                                  --------      --------      --------      --------    --------
Assets:                                         (in thousands, except per share data)
------
Cash and Investments              $  6,389      $ 25,992      $ 34,590      $ 42,655    $ 33,709
Accounts Receivable, net             7,822         7,098         6,213         5,297       3,321
Inventory, net                      12,613        13,868        10,074         7,725       5,596
Other Current Assets                 8,358         9,320         3,673         2,701       2,567
                                  --------      --------      --------      --------    --------
   Current Assets                   35,182        56,278        54,550        58,378      45,193
Net Fixed Assets                     2,715         1,631         1,721         1,794       1,519
Other Assets                         1,814         2,336         1,381         1,300       1,068
                                  --------      --------      --------      --------    --------
Total Assets                      $ 39,711      $ 60,245      $ 57,652      $ 61,472    $ 47,780
                                  ========      ========      ========      ========    ========

Liabilities:
-----------
Accounts Payable                  $  6,399      $  4,145      $  3,324      $  2,200    $  1,350
Current Maturities of LT Debt          101         5,035            --            --          --
Accrued Expenses and Other           3,176         4,238         3,165         3,050       2,368
                                  --------      --------      --------      --------    --------
   Current Liabilities               9,676        13,418         6,489         5,250       3,718
LT Debt                              6,651           115            --            --          --
Other Liabilities                      700           545           502           505         350
                                  --------      --------      --------      --------    --------
Total Liabilities                   17,027        14,078         6,991         5,755       4,068
                                  --------      --------      --------      --------    --------
Stockholders' Equity:
--------------------
Preferred Equity                       568            --            --            --          --
Common Stock                             8            68            69            71          72
Treasury Stock                          --            --            --            --     (15,179)
Additional Paid in Capital          31,484        43,463        43,945        44,821      43,842
Translation Gain (Loss)                541          (549)         (753)         (988)       (460)
Retained Earnings                   (9,917)        3,185         7,400        11,813      15,884
Dividend                                --            --            --            --        (447)
                                  --------      --------      --------      --------    --------
Total Equity                        22,684        46,167        50,661        55,717      43,712
                                  --------      --------      --------      --------    --------
Total Liabilities & Equity        $ 39,711      $ 60,245      $ 57,652      $ 61,472    $ 47,780
                                  ========      ========      ========      ========    ========

(1) Based on actual results for Q1-Q3 and management's estimate of Q4 results.

                                                  [JANNEY MONTGOMERY SCOTT LOGO]

HISTORICAL CASH FLOW STATEMENT
--------------------------------------------------------------------------------

                                                                       At June 30,
                                             --------------------------------------------------------------(1)
                                               1995          1996          1997          1998        1999(P)
                                             --------      --------      --------      --------    --------
                                                          (in thousands, except per share data)
Operating Activities:
Net Income (Loss)                            $  5,035      $ 13,102      $  4,761      $  4,977    $  4,701
Depreciation                                    1,818         1,648         1,281         1,278         575
Other Non-Cash Items                              130        (3,465)         (409)       (1,455)        (10)
Changes in Assets and Liabilities               4,033        (1,568)       (4,929)         (661)      2,948
                                             --------      --------      --------      --------    --------
Cash Provided by Operating Activities          11,016         9,717           704         4,139       8,214
                                             --------      --------      --------      --------    --------

Cash Provided by Investing Activities          (1,758)         (820)       (3,004)       (5,776)       (300)
                                             --------      --------      --------      --------    --------

Financing Activities:
   Net Borrowings (Payment) of Debt            (8,490)          (85)       (5,150)           --        (155)
   Dividends Paid                                  --            --          (546)         (564)       (447)
   Treasury Stock (Purchases)/Sales                --            --            --            --     (15,179)
   Proceeds from Sale of Stock                     --        17,600           483           878        (907)
   Effect of Other Financing Activities            --        (6,129)           --            --          --
                                             --------      --------      --------      --------    --------
Cash Provided by Financing Activities          (8,490)       11,386        (5,213)          314     (16,688)
                                             --------      --------      --------      --------    --------

Effect of exchange rate changes                 1,590          (680)         (263)         (546)        528
                                             --------      --------      --------      --------    --------

Net increase (decrease) in cash                 2,358        19,603        (7,776)       (1,869)     (8,246)
Cash - bop                                      4,031         6,389        25,992        18,216      16,347
                                             --------      --------      --------      --------    --------

Cash - eop                                   $  6,389      $ 25,992      $ 18,216      $ 16,347    $  8,101
                                             ========      ========      ========      ========    ========

(1) Based on actual results for Q1-Q3 and management's estimate of Q4 results.

                                                  [JANNEY MONTGOMERY SCOTT LOGO]
16

STOCK PERFORMANCE - KENTEK INFORMATION SYSTEMS, INC.
--------------------------------------------------------------------------------

                                     [GRAPH]

                                                  [JANNEY MONTGOMERY SCOTT LOGO]
17

STOCK PERFORMANCE - PEER GROUP
--------------------------------------------------------------------------------


                                     [GRAPH]



Note: The comp group includes the following companies: Kentek Information
      Systems, Axiohm Transaction Solutions, Bull Run Corp, Genicom Corp, Lexmark International Group, Printronix, QMS Inc., Transact Technologies, Tridex Corp and Zebra Technologies.


                                                  [JANNEY MONTGOMERY SCOTT LOGO]
18

STOCK PERFORMANCE - PEER GROUP
--------------------------------------------------------------------------------



                                    [GRAPH]


19                                                [JANNEY MONTGOMERY SCOTT LOGO]

SHAREHOLDER PROFILE
--------------------------------------------------------------------------------

     Directors and Exec Officers(1)            1,271,247
     Institutional Investors                   2,372,600
     Retail Float                              1,125,044
                                               ---------
     Total Shares Outstanding(2)               4,768,891



                                     [GRAPH]



(1) Excludes shares owned by Phil Shires.
(2) Source: Technimetrics, Proxy and Management estimates.


                                                  [JANNEY MONTGOMERY SCOTT LOGO]
20

PROJECTED FINANCIAL RESULTS
--------------------------------------------------------------------------------




                                                  [JANNEY MONTGOMERY SCOTT LOGO]

PROJECTED FINANCIAL DATA
--------------------------------------------------------------------------------

The following projected financial data for Kentek Information Systems, Inc. has been reviewed by the Company's management. Janney has relied upon the assessment of the management of the Company regarding the Company's business and prospects, and assumed that the projections were reasonably prepared on basis reflecting the best currently available estimates.



22                                                [JANNEY MONTGOMERY SCOTT LOGO]

PROJECTED REVENUE BREAKDOWN
--------------------------------------------------------------------------------

                                                                 For the Year Ended June 30,
                                             -------------------------------------------------------------------
                                               2000            2001          2002            2003         2005
                                             --------        --------      --------        --------     --------
                                                                 (in thousands, except per share data)
Printers - IBM (a)                           $     --        $     --      $     --        $     --     $     --
Printers - OEM (b)                              3,400           1,600            --              --           --
                                             --------        --------      --------        --------     --------
   Total Printer Revenue                        3,400           1,600            --              --           --

Supplies - Lexmark (c)                          4,500           2,000         1,000             500          500
Supplies - OEM (d)                             12,494          10,000         8,000           5,000        2,000
Supplies - OEM New (e)                          1,006           2,515         3,018           3,018        3,018
                                             --------        --------      --------        --------     --------
   Total Supplies Revenue                      18,000          14,515        12,018           8,518        5,518

Parts - IBM (f)                                   750             350           250             100          100
Parts - OEM (g)                                 1,501           1,000         1,000             500          500
Other                                              48              30            15              10            5
                                             --------        --------      --------        --------     --------
   Total Parts and Other Revenue                2,299           1,380         1,265             610          605

Total Revenue                                $ 23,699        $ 17,495      $ 13,283        $  9,128     $  6,123
                                             ========        ========      ========        ========     ========

UNIT SALES DATA (ACTUAL)
Printers IBM                                       --              --            --              --           --
Printers - OEM                                    400             200            --              --           --

UNIT PRICE DATA (WEIGHTED AVERAGE)

Printers - IBM                               $     --        $     --      $     --        $     --     $     --
Printers - OEM                               $  8,500        $  8,000      $  7,500        $  7,000     $  6,500
Supplies - OEM (15% cloning adjust.)         $  5,029        $  5,029      $  5,029        $  5,029     $  5,029


                                                  [JANNEY MONTGOMERY SCOTT LOGO]
23

PROJECTED REVENUE BREAKDOWN - FOOTNOTES
--------------------------------------------------------------------------------

(a)  PRINTERS - IBM. The Company has had no IBM printer sales since FY 1996.

(b) PRINTERS - OEM. Company may stop building printers by September 1999. At that time, the Company will only have not more than 600 printers on hand, which it believes it can sell over the next two fiscal years to mostly financial services players. Likely buyers include (but are not limited to):
     Unisys, Oce, Tally, Banctec, NCR, Printer Systems International, Print Assist and Trisquare.

(c) SUPPLIES - LEXMARK. Projected using historical statistical trends. The Company does not have accurate data available as to how many printers remain in the Lexmark installed base; therefore, they are unable to project these revenues utilizing unit data.

(d) SUPPLIES - OEM. Projected using historical statistical trends. The Company does not have accurate data available as to how many printers remain in their installed base; therefore, they are unable to project these revenues utilizing unit data.

(e) SUPPLIES - OEM NEW. Assumes each new printer sold after FY1999 will produce $5,029 in annual supplies revenue, after adjusting for potential cloning of 15%. We have assumed these revenues will continue over the 7 year life of the printers, with the Company only realizing 50% of these revenues in years 1 and 7 and 100% of these revenues in years 2 through 6.

(f) PARTS - IBM. Though not officially announced, the Company believes that IBM is close to announcing end-of-life on Kentek printers, as evidenced by the huge drop in part sales to IBM in recent years. The Company assumes that minimal, declining sales will occur over the next five years as independent supplies resellers form some sort of sales channel for these parts.

(g) PARTS - OEM. Company's estimate as to the amount of parts that will be sold in conjunction with the sale of the remaining 600 printers. Projections based on historical statistical data.

                                                  [JANNEY MONTGOMERY SCOTT LOGO]
24

PROJECTED INCOME STATEMENT
--------------------------------------------------------------------------------

                                                   For the Year Ended June 30,
                                    -----------------------------------------------------------
                                      2000         2001         2002         2003        2004
                                    --------     --------     --------     --------    --------
                                                  (in thousands, except share data)
Net Revenues                        $ 23,699     $ 17,495     $ 13,283     $  9,128    $  6,123

Cost of Sales                         12,323        9,097        6,907        4,746       3,184
                                    --------     --------     --------     --------    --------

Gross Profit                          11,375        8,397        6,376        4,381       2,939

Operating Expenses:
Sales & Marketing                      1,145        1,000          800          500         200
General & Administrative               2,299        2,000        1,700        1,250       1,000
Engineering/R&D                        1,075          750          500          300          --
Operations                             2,064        1,200        1,000          750         600
Other                                    308          120          100           80          50
                                    --------     --------     --------     --------    --------
    Total Operating Expenses           6,891        5,070        4,100        2,880       1,850
                                    --------     --------     --------     --------    --------

Operating Cash Flow (EBITDA)           4,484        3,327        2,276        1,501       1,089
    Depreciation & Amortization          564          300          300          300         200
                                    --------     --------     --------     --------    --------

Operating Income (EBIT)                3,920        3,027        1,976        1,201         889
    Interest (Income)/Expense            200          200          200          186         144
                                    --------     --------     --------     --------    --------

Profit (Loss) Before Taxes             3,720        2,927        1,776        1,015         745
    Provision for Income Taxes         1,637        1,244          781          447         328
                                    --------     --------     --------     --------    --------

Net Income                          $  2,083     $  1,583     $    994     $    569    $    417
                                    ========     ========     ========     ========    ========

                                                  [JANNEY MONTGOMERY SCOTT LOGO]
25

PROJECTED BALANCE SHEET - ASSETS
--------------------------------------------------------------------------------

                                                            At June 30,
                                    -----------------------------------------------------------
                                      2000         2001         2002         2003        2004
                                    --------     --------     --------     --------    --------
                                                  (in thousands, except share data)
Assets:
Cash and Investments                $  4,880     $  5,720     $  7,811     $  9,197    $  9,737
Accounts Receivable, net               2,922        2,157        1,638        1,125         755
Inventory, net                         4,220        3,115        2,365        1,625       1,090
Piro-paid Expenses                       375          325          275          200         150
Deferred Tax Asset                       819          819          819          819         819
                                    --------     --------     --------     --------    --------
   Current Assets                     13,216       12,136       12,908       12,967      12,551

Property & Office Equipment            7,117        7,377        7,577        7,777       7,977

Tooling                               11,853       11,853       11,853       11,853      11,853
Accumulated Depreciation             (17,202)     (17,502)     (17,802)     (18,102)    (18,302)
                                    --------     --------     --------     --------    --------
   Net Fixed Assets                    1,768        1,728        1,628        1,528       1,528

Guaranty Deposits                        136          136          100           50          --
Deferred Tax Asset                       528          528          528          528         528
Other Assets                              48            8           --           --          --
                                    --------     --------     --------     --------    --------
Total Assets                        $ 15,696     $ 14,536     $ 15,164     $ 15,073    $ 14,607
                                    ========     ========     ========     ========    ========

                                                  [JANNEY MONTGOMERY SCOTT LOGO]
26

PROJECTED BALANCE SHEET - LIABILITIES AND EQUITY
--------------------------------------------------------------------------------

                                                            At June 30,
                                     -----------------------------------------------------------
                                       2000         2001         2002         2003        2004
                                     --------     --------     --------     --------    --------
Liabilities:                                      (in thousands, except share data)
Bank Credit Lines                       2,000        2,000     $  2,000     $  1,713    $  1,149
Accounts Payable                        1,215          897          681          468         314
Royalties Payable                         468          468          468          468         468
Accrued Expenses                        1,400        1,300        1,250        1,200       1,100
Other Current Liabilities                  50           25           25           15          --
Current Maturities of LT Debt              --           --           --           --          --
                                     --------     --------     --------     --------    --------
   Current Liabilities                  5,133        4,690        4,424        3,864       3,031

Debentures                                 --           --           --           --          --
LT Debt                                 2,100           --           --           --          --
NKJ Retirement Liability                  450          250          150           50          --
                                     --------     --------     --------     --------    --------
Total Liabilities                       7,683        4,940        4,574        3,914       3,031
                                     --------     --------     --------     --------    --------

Stockholders' Equity:
Common Stock                               --           --           --           --          --
Treasury Stock                             --           --           --           --          --
Additional Paid in Capital                 --           --           --           --          --
Translation Gain (Loss)                  (641)        (641)        (641)        (641)       (641)
Retained Earnings                       8,653       10,237       11,231       11,800      12,217
Dividend                                   --           --           --           --          --
                                     --------     --------     --------     --------    --------
Total Equity                            8,012        9,596       10,590       11,159      11,576
                                     --------     --------     --------     --------    --------

Total Liabilities & Equity           $ 15,696     $ 14,536     $ 15,164     $ 15,073    $ 14,607
                                     ========     ========     ========     ========    ========

                                                  [JANNEY MONTGOMERY SCOTT LOGO]
27

PROJECTED CASH FLOW STATEMENT
--------------------------------------------------------------------------------

                                                             At June 30,
                                      -----------------------------------------------------------
                                        2000         2001         2002         2003        2004
                                      --------     --------     --------     --------    --------
Operating Activities:                              (in thousands, except share data)
Net Income (Loss)                     $  2,083     $  1,583     $    994     $    569    $    417
Depreciation                               564          300          300          300         200
Adjustments:
  Accounts Receivable                      399          765          519          512         370
  Inventory                              1,376        1,105          750          740         535
  Other Current Assets                   1,373           50           50           75          50
  Other Assets                             356           40           44           50          50
  Accounts Payable and Accruals           (585)        (443)        (266)        (273)       (269)
  Other Liabilities (non-debt)             100         (200)        (100)        (100)        (50)
                                      --------     --------     --------     --------    --------
Cash Provided by Operating Activities    5,667        3,200        2,292        1,873       1,304
                                      --------     --------     --------     --------    --------

Cash Used in Investing Activities:
Purchase of Equipment                     (813)        (260)        (200)        (200)       (200)
                                      --------     --------     --------     --------    --------

Financing Activities:
  Net Borrowings (Payment) of Debt      (1,900)      (2,100)          --         (287)       (564)
  Dividends Paid                           447           --           --           --          --
  Treasury Stock (Purchases)/Sales          --           --           --           --          --
  Proceeds from sale of stock               --           --           --           --          --
                                      --------     --------     --------     --------    --------
Cash Provided by Financing Activities   (1,453)      (2,100)          --         (287)       (564)
                                      --------     --------     --------     --------    --------

Effect of exchange rate changes           (181)          --           --           --          --
                                      --------     --------     --------     --------    --------

Net increase (decrease) in cash          3,220          840        2,092        1,386         540
Cash - bop                               1,660        4,880        5,720        7,811       9,197
                                      --------     --------     --------     --------    --------

Cash - eop                            $  4,880     $  5,720     $  7,811     $  9,197    $  9,737
                                      ========     ========     ========     ========    ========


                                                  [JANNEY MONTGOMERY SCOTT LOGO]
28

-------------------------------------------------------------------------------
COMPARABLE COMPANY ANALYSIS












                                                  [JANNEY MONTGOMERY SCOTT LOGO]

VALUATION TECHNIQUES
COMPARABLE COMPANY ANALYSIS
-------------------------------------------------------------------------------

Comparable company analysis looks at the financial and stock market performance of comparable publicly traded companies. Through reference to various earnings, cash flow and balance sheet multiples, it is possible to "imply" a composite reference trading value. Comparable company analysis is therefore extremely important when evaluating the value to be realized through a sale.

The selection of appropriate comparable companies is often a difficult task, and this is true in the case of Kentek. However, we believe the following companies represent an appropriate comparable company group for Kentek and the
Transaction:


     o Axiohm Transaction Solutions         o QMS Inc.
     o Bull Run Corp.                       o Transact Technologies Inc.
     o Genicom Corp.                        o Tridex Corp.
     o Lexmark International Group Inc.     o Zebra Technologies
     o Printronix Inc.




                                                  [JANNEY MONTGOMERY SCOTT LOGO]

COMPARABLE COMPANY ANALYSIS
SUMMARY VALUES AND MULTIPLES
--------------------------------------------------------------------------------

                                   MARKET            LTM           LTM            LTM          LTM           1999(P)       2000(P)
                                     CAP           REVENUE        EBITDA          EBIT      NET INCOME         EPS           EPS
                                 -----------     -----------     ---------     ---------    ----------       -------       -------

KENTEK                           $    39,132     $    39,810     $   3,156     $   1,889     $   3,422        $ 0.38        $ 0.57

Axiohm Transaction Solutions     $    26,892     $   231,011     $  68,764     $  26,501     $   5,472           N/A           N/A
Bull Run Corp                         84,898          29,848         1,892           770         2,360           N/A           N/A
Genicom Corp                          21,041         452,540        25,102         3,022       (13,059)         0.13           N/A
Lexmark Intl Grp Inc               7,951,642       3,020,599       458,400       382,800       243,000          4.32          5.14
Printronix Inc                        91,615         176,679        22,246        14,347        12,794           N/A           N/A
QMS Inc                               36,777         144,251        12,315         2,087         1,536           N/A           N/A
Transact Technologies Inc             21,887          52,239         4,478         2,448         1,386           N/A          0.51
Tridex Corp                           14,329          43,504           300        (2,964)       (3,586)         0.25           N/A
Zebra Technologies                 1,056,975         335,983        79,964        69,716        44,917          2.07          2.53

                                                             ENTERPRISE VALUE/                         EQUITY VALUE/
                                    STOCK            -----------------------------------    --------------------------------------
                                    PRICE                 LTM         LTM           LTM            LTM          1999(P)    2000(P)
                                  (05/03/99)            REVENUE      EBITDA         EBIT        NET INCOME    NET INCOME  NET INCOME
                                 -----------            -------      ------         ----        ----------    ----------  ----------
KENTEK                           $     7.88              0.1 x         1.5 x         2.5 x        16.0 x        20.7 x      13.9 x

Axiohm Transaction Solutions     $     4.13              0.9 x         3.0 x         7.7 x         4.9 x         N/A         N/A
Bull Run Corp                          3.81              4.7 x        74.4 x       182.7 x        38.1 x         N/A         N/A
Genicom Corp                           1.81              0.3 x         5.1 x        42.7 x          NM          13.9 x       N/A
Lexmark Intl Grp Inc                 123.44              2.6 x        17.4 x        20.8 x        36.3 x        28.6 x      24.0 x
Printronix Inc                        13.75              0.5 x         3.7 x         5.7 x         8.1 x         N/A         N/A
QMS Inc                                3.44              0.3 x         3.5 x        20.6 x        24.6 x         N/A         N/A
Transact Technologies Inc              3.94              0.5 x         6.1 x        11.1 x        19.7 x         N/A         7.7 x
Tridex Corp                            2.25              0.9 x       133.5 x          NM            NM           9.0 x       N/A
Zebra Technologies                    34.13              2.7 x        11.2 x        12.8 x        23.7 x        16.5 x      13.5 x

31                                                [JANNEY MONTGOMERY SCOTT LOGO]

COMPARABLE COMPANY ANALYSIS
SUMMARY OF KEY MULTIPLES AND PRICE RANGE
-------------------------------------------------------------------------------

                            ENTERPRISE VALUE/                     EQUITY VALUE/
                      -------------------------------  -----------------------------------
                        LTM        LTM         LTM        LTM        1999(P)      2000(P)
                      REVENUE     EBITDA       EBIT    NET INCOME  NET INCOME   NET INCOME
                      -------    --------    --------  ----------  ----------  -----------
High                      4.7 x     133.5 x     182.7 x      38.1 x      28.6 x       24.0 x
Low                       0.3         3.0         5.7         4.9         9.0          7.7
Median                    0.9         6.1        16.7        23.7        15.2         13.5
Adjusted Average(1)       1.2        17.3        19.3        22.5        15.2         13.5


                                              KENTEK - PER SHARE EQUITY VALUE
                          ---------------------------------------------------------------------------
                            LTM  (2)   LTM   (2)   LTM   (2)     LTM    (2)    1999(P)      2000(P)
                          REVENUE(3)  EBITDA (3)   EBIT  (3)  NET INCOME     NET INCOME    NET INCOME
                          -------    --------    --------     ----------     ----------   -----------
KENTEK                    $39,810    $  3,156    $  1,889     $    3,422     $    1,812   $     2,694
Shares Outstanding (000)    4,769       4,769       4,769          4,769          4,769         4,769

High                      $ 39.35    $  88.37    $  72.37     $    27.36     $    10.86   $     13.57
Low                          2.38        1.97        2.26           3.53           3.42          4.36
Median                       7.38        4.01        6.61          17.00           5.78          7.62
Adjusted Mean(1)            10.00       11.47        7.64          16.13           5.78          7.62


(1) Adjusted to exclude the highest and lowest value before averaging.

(2) LTM results for period ending December 1998.

(3) Per share equity value calculated by subtracting Kentek's total debt of $0.000 million from indicated enterprise value before dividing by shares outstanding.



                                                  [JANNEY MONTGOMERY SCOTT LOGO]

--------------------------------------------------------------------------------
COMPARABLE TRANSACTION ANALYSIS




                                                  [JANNEY MONTGOMERY SCOTT LOGO]

VALUATION TECHNIQUES
COMPARABLE TRANSACTION ANALYSIS
------------------------------------------------------------------------------

Comparable transaction analysis is conducted in much the same way as the comparable company analysis, but makes reference to comparable mergers and acquisitions. Data from completed transactions must be evaluated in the context of the market conditions prevailing at that time of acquisition and then adjusted to reflect current market conditions. Comparable acquisition analysis attempts to identify what "multiples" acquirors have been willing to pay in comparable transactions. Comparable acquisitions are particularly meaningful when evaluating 100% disposition, or acquisition, of controlling or strategic stakes.

Every company has a unique business and financial condition. However, within these constraints, we believe the transactions on the following pages represent an appropriate group for evaluating the Transaction:


34                                               [JANNEY MONTGOMERY SCOTT LOGO]

COMPARABLE TRANSACTION ANALYSIS
SUMMARY OF CORPORATE INFORMATION
------------------------------------------------------------------------------

Mergers and Acquisitions in the Computer Peripheral Industry (1)
==============================================================================

  Date           Date
Effective      Announced      Target                             Target Description
---------      ---------      ------                             ------------------
10/2/1996      7/23/1996      Texas Instr-Worldwide Printer      Mnfr computer printers
8/11/1997      7/9/1997       Digital Equipment Printing Sys     Pvd printing services
10/2/1997      7/15/1997      DH Technology Inc                  Mnfr whl computer printers
10/28/1997     7/15/1997      Intl Imaging Materials             Mnfr thermal transfer ribbons
11/17/1997     11/7/1997      Novadyne Computer Systems          Pvd information technology svc
1/12/1998      11/4/1997      Computer Vision Corp               Mnfr computers, peripherals
2/25/1998      1/16/1998      Checkmate Electronics Inc          Mnfr, whl payment systems
3/2/1998       1/15/1998      Globalcenter (Global Village)      Mnfr computer peripherals
4/16/1998      3/30/1998      PureSpeech Inc                     Dvlp speech recognition prods
4/20/1998      2/25/1998      Progressive Software Inc           Develop software
4/30/1998      3/6/1998       Proxima Corp                       Mnfr PC liq crys display prods
6/29/1998      4/22/1998      AccelGraphics Inc                  Mnfr graphics accelerators
7/8/1998       7/1/1998       Central Data Corp                  Mnfr, whl serial port devices
10/28/1998     7/9/1998       Eltron International Inc           Mnfr computer printers
11/6/1998      11/6/1998      Adaptec Inc-Disk Drive Bus         Manufacture disk drives
3/1/1999       3/1/1999       Amarex Technology                  Mnfr software-based peripheral
3/4/1999       12/2/1998      Pipelinks Inc                      Manufacture LAN system
3/12/1999      12/17/1998     Truevision Inc                     Mnfr color imaging products
3/19/1999      10/6/1998      Raster Graphics Inc                Manufacture computer plotters

  Date           Date
Effective      Announced      Acquiror                      Acquiror Description                Status
---------      ---------      --------                      --------------------                ------
10/2/1996      7/23/1996      Genicom Corp                  Pvd printer maintenance svcs       Completed
8/11/1997      7/9/1997       Genicom Corp                  Pvd printer maintenance svcs       Completed
10/2/1997      7/15/1997      Axiohm SA                     Mnfr, whl computer printers        Completed
10/28/1997     7/15/1997      Paxar Corp                    Mnfr label systems                 Completed
11/17/1997     11/7/1997      Genicom Corp                  Pvd printer maintenance svcs       Completed
1/12/1998      11/4/1997      Parametric Technology Corp    Develop, wholesale software        Completed
2/25/1998      1/16/1998      International Verifact Inc    Mnfr, whl electn payment sys       Completed
3/2/1998       1/15/1998      Frontier Corp                 Pvd telecommunications svcs        Completed
4/16/1998      3/30/1998      Voice Control Systems         Dvlp computer integrated sys       Completed
4/20/1998      2/25/1998      Tridex Corp                   Mnfr terminal devices              Completed
4/30/1998      3/6/1998       ASK AS                        Mnfr liquid crystal displays       Completed
6/29/1998      4/22/1998      Evans & Sutherland Computer   Mnfr computer graphics system      Completed
7/8/1998       7/1/1998       Digi International Inc        Mnfr data common hardware          Completed
10/28/1998     7/9/1998       Zebra Technologies Corp       Mnfr bar code printing sys         Completed
11/6/1998      11/6/1998      Texas Instruments Inc         Mnfr semiconductors, computers     Completed
3/1/1999       3/1/1999       Comverse Technology Inc       Mnfr telecommunications equip      Completed
3/4/1999       12/2/1998      Cisco Systems Inc             Mnfr inter-networking systems      Completed
3/12/1999      12/17/1998     Pinnacle Systems Inc          Mnfr special effects computers     Completed
3/19/1999      10/6/1998      Gretag Imaging Group Inc      Mnfr photofinishing equipment      Completed

(1) Using SIC code 3577 for Computer Peripherals, not otherwise classified.

35                                                [JANNEY MONTGOMERY SCOTT LOGO]

COMPARABLE TRANSACTION ANALYSIS
SUMMARY OF TRANSACTION VALUES AND KEY MULTIPLES
--------------------------------------------------------------------------------
Mergers and Acquisitions in the Computer Peripheral Industry (1)
--------------------------------------------------------------------------------

                                                                                  Target                    Deal Value to Target:
                                 % Owned     Deal   Enterprise       ------------------------------    -----------------------------
Target                          Post-Deal    Value     Value         Net Sales    EBITDA       EBIT    Net Sales    EBITDA      EBIT
----                            ---------    -----  ----------       ---------    ------       ----    ---------    ------      ----
Texas Instr-Worldwide Printer     100.0       27.0          np         132.9          --        8.2       0.20         n/a      3.31
Digital Equipment-Printing Sys    100.0        3.1          np            --          --         --        n/a         n/a       n/a
DH Technology Inc                  85.0      169.5       167.6         103.0        17.6       13.8       1.65        9.62     12.25
Intl Imaging Materials            100.0      244.4       267.9         106.9        26.2       17.9       2.29        9.34     13.62
Novadyne Computer Systems         100.0       12.2        12.2          35.3        (0.6)      (2.8)      0.35          nm        nm
ComputerVision Corp               100.0      250.3       460.1         309.1       (29.8)     (50.1)      0.81          nm        nm
Checkmate Electronics Inc         100.0       47.2        46.9          33.7         0.0       (0.8)      1.40          nm        nm
Globalcenter(Global Village)      100.0      190.3          np          17.4       (23.7)     (25.7)     10.91          nm        nm
PureSpeech Inc                    100.0       13.1         9.8           1.1        (3.2)      (3.8)     12.07          nm        nm
Progressive Software Inc          100.0       48.5        48.4          33.8         2.3        2.0       1.43       21.09     24.02
Proxima Corp                      100.0       82.9        70.0         133.3       (11.2)     (15.8)      0.62          nm        nm
AccelGraphics Inc                 100.0       55.9        41.9          32.2        (1.6)      (2.1)      1.74          nm        nm
Central Data Corp                 100.0       18.0          np          15.0          --         --       1.20         n/a       n/a
Eltron International Inc          100.0      287.7       282.2         116.6        22.1       19.3       2.47       13.01     14.91
Adaptec Inc-Disk Drive Bus        100.0       17.0          np            --          --         --        n/a         n/a       n/a
Amarex Technology                 100.0       16.6          np            --          --         --        n/a         n/a       n/a
Pipelinks Inc                     100.0      180.0          np            --          --         --        n/a         n/a       n/a
Truevision Inc                    100.0       11.5         8.0          30.5        (0.5)      (1.7)      0.38          nm        nm
Raster Graphics Inc               100.0       12.8        11.5          46.5       (12.3)     (14.1)      0.28          nm        nm
                                Enterprise Value to Target:
                                ---------------------------
Target                          Net Sales   EBITDA    EBIT
----                            ---------   ------   -----
Texas Instr-Worldwide Printer      n/a        n/a     n/a
Digital Equipment-Printing Sys     n/a        n/a     n/a
DH Technology Inc                 1.63       9.51   12.11
Intl Imaging Materials            2.51      10.24   14.93
Novadyne Computer Systems         0.35         nm      nm
ComputerVision Corp               1.49         nm      nm
Checkmate Electronics Inc         1.39         nm      nm
Globalcenter(Global Village)       n/a         nm      nm
PureSpeech Inc                    9.00         nm      nm
Progressive Software Inc          1.43      21.05   23.97
Proxima Corp                      0.53         nm      nm
AccelGraphics Inc                 1.30         nm      nm
Central Data Corp                  n/a        n/a     n/a
Eltron International Inc          2.42      12.76   14.63
Adaptec Inc-Disk Drive Bus         n/a        n/a     n/a
Amarex Technology                  n/a        n/a     n/a
Pipelinks Inc                      n/a        n/a     n/a
Truevision Inc                    0.26         nm      nm
Raster Graphics Inc               0.25         nm      nm

All Deals

----------------------------------------------------------------------
AVERAGE    2.52x     13.27x     13.62x     1.88x     13.39x     16.41x
MEDIAN     1.40x     11.31x     13.62x     1.41x     11.50x     14.78x
HIGH      12.07x     21.09x     24.02x     9.00x     21.05x     23.97x
LOW        0.20x      9.34x      3.31x     0.25x      9.51x     12.11x
======================================================================

Selected Deals

----------------------------------------------------------------------
AVERAGE    1.28x     10.66x     11.02x     1.66x     10.84x     13.89x
MEDIAN     1.23x      9.62x     12.94x     1.63x     10.24x     14.63x
HIGH       2.47x     13.01x     14.91x     2.51x     12.76x     14.93x
LOW        0.20x      9.34x      3.31x     0.25x      9.51x     12.11x
======================================================================


(1) Using SIC code 3577 for Computer Peripherals, not otherwise classified.


36                                                [JANNEY MONTGOMERY SCOTT LOGO]

--------------------------------------------------------------------------------
DISCOUNTED CASH FLOW ANALYSIS




                                                  [JANNEY MONTGOMERY SCOTT LOGO]

VALUATION TECHNIQUES
DISCOUNTED CASH FLOW ANALYSIS
------------------------------------------------------------------------------

Discounted cash flow ("DCF") analysis values a company's ability to generate future free cash flow. A DCF analysis involves the development of a model to project the income statement, balance sheets and resulting free cash flows of the company. Projections are usually made for a period of four to six years and the resulting cash flows are discounted, at an appropriate rate to present value. The terminal value is also discounted to present value and serves as a proxy for the annuity represented by the continuing free cash flow of the business. The result is the net present value of cash flows to all providers of capital. In general, a range of discount rates and a range of exit multiples are used to calculate a range of values. The value from a DCF analysis should be close to the intrinsic value of the company since it does not include the benefit of synergies that may be available to a strategic buyer.



38                                                [JANNEY MONTGOMERY SCOTT LOGO]

DISCOUNTED CASH FLOW ANALYSIS
KENTEK INFORMATION SYSTEMS, INC.
--------------------------------------------------------------------------------

                                                                                   Projected
                                                      ---------------------------------------------------------------    Terminal
                                                      06/30/00         06/30/01     06/30/02     06/30/03    06/30/04      Value
                                                      --------         --------     --------     --------    --------    ----------

Sales                                                 $ 23,699         $ 17,495     $ 13,283      $ 9,128     $ 6,123
   Change in A/R                                           399              765          519          512         370
                                                      --------         --------     --------      -------     -------
Cash Sales                                              24,098           18,260       13,802        9,640       6,493

Cost of Goods Sold                                      12,323            9,097        6,907        4,746       3,184
  Change in Inventory                                   (1,376)          (1,105)        (750)        (740)       (535)
  Change in A/P                                            135              318          216          213         154
                                                      --------         --------     --------      -------     -------
Cash Cost of Goods Sold                                 11,082            8,311        6,373        4,220       2,803

Cash Gross Profit                                       13,016            9,949        7,429        5,420       3,690

Operating Expenses                                       7,455            5,370        4,400        3,180       2,050
   Depreciation & Amortization                            (564)            (300)        (300)        (300)       (200)
                                                      --------         --------     --------      -------     -------
Cash Operating Expenses                                  6,891            5,070        4,100        2,880       1,850

Cash Operating Income                                    6,125            4,879        3,329        2,540       1,840

Less: 44.0% Pro Forma Tax on Taxable Net Income          1,725            1,332          869          529         391
Less: Capital Expenditures                                 361              260          200          200         200
                                                      --------         --------     --------      -------     -------
Unlevered FCF to Capital Providers                    $  4,039         $  3,287     $  2,260      $ 1,812     $ 1,249    $ 2,178(2)
Interest Expense Tax Shield                                 88               88           88           82          63

------------------------------------------------
NPV of Unlevered FCF(1)                  $ 9,692
Add: NPV of Tax Shields                      409                                                EBITDA MULTIPLE RANGE
Less: Present Value to Debt Holders        6,000                                ---------------------------------------------------
                                         -------                                0.0x        1.0x       2.0x        3.0x       4.0x
'Going Concern' Value of Equity          $ 4,101                                -----       -----      -----       -----      -----
                                                                    12.5%       $7.91       $8.04      $8.16       $8.29      $8.42
'Going Concern' Per Share Value          $  0.86      Discount      15.0%       $7.81       $7.93      $8.04       $8.15      $8.27
Add: Cash Per Share Value                   7.07        Factor      17.5%       $7.72       $7.83      $7.93       $8.03      $8.13
                                         -------         Range      20.0%       $7.64       $7.74      $7.83       $7.92      $8.01
Suggested Per Share Value                $  7.93                    22.5%       $7.57       $7.65      $7.73       $7.82      $7.90
------------------------------------------------

(1) Unlevered Free Cash Flows discounted at 17.5%.

(2) Assumes a terminal value equal to last year EBITDA of $1.1 million multiplied by an EBITDA multiple of 2.0x.

39                                                [JANNEY MONTGOMERY SCOTT LOGO]

-------------------------------------------------------------------------------
LIQUIDATION ANALYSIS



                                                  [JANNEY MONTGOMERY SCOTT LOGO]

VALUATION TECHNIQUES
LIQUIDATION ANALYSIS
------------------------------------------------------------------------------

Unlike the going-concern valuation methods (Comparable Companies, Comparable Transactions, and Discounted Cash Flow) which tend to be based largely on income and cash flow analyses, liquidation valuations often involves an analysis of individual asset values usually found on the balance sheet. Virtually all businesses or interests in businesses may be appraised under each of the following two alternative premises of value:


VALUE AS AN ORDERLY DISPOSITION. Value in exchange, on a piecemeal basis (not part of a mass assemblage of assets), as part of an orderly disposition; this premise contemplates that all of the assets of the business enterprise will be sold individually, and that they will enjoy normal exposure to their appropriate secondary market.

VALUE AS A FORCED LIQUIDATION. Value in exchange, on a piecemeal basis (not part of a mass assemblage of assets), as part of a forced liquidation; this premise contemplates that the assets of the business enterprise will be sold individually, and that they will experience less than normal exposure to their appropriate secondary market.





41                                                [JANNEY MONTGOMERY SCOTT LOGO]

LIQUIDATION ANALYSIS
ORDERLY DISPOSITION AND FORCED LIQUIDATION
--------------------------------------------------------------------------------

                                                          "ORDERLY"                 "FORCED"
                                             BOOK VALUE   RETENTION     ORDERLY     RETENTION    FORCED
                                            ON 03/31/99  PERCENTAGE   DISPOSITION  PERCENTAGE  LIQUIDATION
                                            -----------  ----------   -----------  ----------  -----------

ASSETS
CURRENT ASSETS:
Cash                                         $   34,341     x  100%  = $  34,341     x  100%  = $  34,341
Account receivable, net of allowance              4,426     x   75%  =     3,320     x   70%  =     3,098
Inventory, net                                    5,670     x   50%  =     2,835     x   35%  =     1,985
Prepaid expenses                                    934     x   43%  =       402     x   43%  =       402
Current portion of deferred tax asset             1,937     x   11%  =       213     x   11%  =       213
                                             ----------                ---------                ---------
     Totals                                  $   47,308                $  41,110                $  40,038
                                             ----------                ---------                ---------

OTHER ASSETS:
Property and Office Equipment                $    6,746     x   15%  = $   1,012     x   10%  = $     675
Tooling                                          11,365     x   10%  =     1,137     x    5%  =       568
Other assets                                      1,128     x    0%  =         0     x    0%  =         0
                                             ----------                ---------                ---------
     Totals                                      19,239                $   2,148                $   1,243
                                             ----------                ---------                ---------
TOTAL LIQUIDATING VALUE OF ASSETS                                      $  43,259                $  41,281
                                                                       ---------                ---------

LIABILITIES
CURRENT LIABILITIES:
Accounts payable                             $    2,352     x  100%  = $   2,352     x  100%  = $   2,352
Royalties payable                                   543     x  100%  =       543     x  100%  =       543
Current maturities of long-term debt                  0     x  100%  =         0     x  100%  =         0
Accrued expenses                                  2,099     x   70%  =     1,469     x   70%  =     1,469
Other current liabilities                           227     x  100%  =       227     x  100%  =       227
                                             ----------                ---------                ---------
     Totals                                  $    5,221                $   4,591                $   4,591
                                             ----------                ---------                ---------

OTHER LIABILITIES:
Accrued retirement benefits-Japan            $      472     x  100%  = $     472     x  100%  = $     472
Building leases-US                                1,471     x  100%  =     1,471     x  100%  =     1,471
Building leases-Japan                             1,600     x  100%  =     1,600     x  100%  =     1,600
Lexmark                                           1,761     x  100%  =     1,761     x  100%  =     1,761
Open purchase orders (excluding Lexmark)          4,135     x   40%  =     1,664     x   40%  =     1,664
                                             ----------                ---------                ---------
     Totals                                       9,439                $   6,968                $   6,968
                                             ----------                ---------                ---------
TOTAL LIQUIDATING VALUE OF LIABILITIES                                 $  11,559                $  11,559
                                                                       ---------                ---------
NET ASSET VALUE                                                        $  31,700                $  29,722
                                                                       ---------                ---------

42                                                [JANNEY MONTGOMERY SCOTT LOGO]

-------------------------------------------------------------------------------

VALUATION SUMMARY



                                                  [JANNEY MONTGOMERY SCOTT LOGO]

PER SHARE EQUITY VALUATION - SUMMARY
------------------------------------------------------------------------------
                                 Dollar values represent adjusted median values.







                  [PER SHARE EQUITY VALUATION - SUMMARY GRAPH]



44                                                [JANNEY MONTGOMERY SCOTT LOGO]

   -----------------------------------------------------------------------------
   COMPARABLE COMPANY DETAIL







                                                  [JANNEY MONTGOMERY SCOTT LOGO]

COMPARABLE COMPANY ANALYSIS
AXIOHM TRANSACTION SOLUTIONS

                   ------------------------------------------
                   APPROX. MARKET CAPITALIZATION: $36 MILLION
                   ------------------------------------------


--------------------------------------------------------------------------------
                              BUSINESS DESCRIPTION

Axiohm Transaction Solutions, Inc. designs, manufactures and distributes transaction printers and mechanisms, impact printheads, bar code printers, and related services and supplies, such as labels and ribbons. Axiohm Transaction Solutions, Inc. is a non-captive designer, manufacturer and marketer of transaction printers. Until October 2, 1997, the company operated under the name DH Technology, Inc. On that date, the last in a series of transactions occurred as a result of which the company was acquired by Axiohm S.A., a French corporation, and DH, the surviving corporation, changed its name to Axiohm Transaction Solutions, Inc.
--------------------------------------------------------------------------------


                   ------------------------------------------
                         STOCK PRICE AND VOLUME ANALYSIS

                                    [GRAPH]
                   ------------------------------------------


--------------------------------------------------------------------------------
                             FINANCIAL PERFORMANCE

INCOME STATEMENT DATA:              1996       1997         1998        LTM
                                     ----       ----         ----       -----
                                      (in thousands, except growth data)
Sales                              $115,784    $153,748    $231,011    $231,011
Revenue Growth                           NA        32.8%       50.3%       50.3%
Operating Cash Flow (EDITDA)         24,456      30,616      68,764      68,764
Net Operating Income (EBIT)          20,626      11,087      26,501      26,501
Net Income                           13,027     (39,458)      5,472       5,472

BALANCE SHEET DATA:
Current Assets                                                           83,086
Total Assets                         97,105     204,044     171,726     171,726
Current Liabilities                                                      42,973
Total Debt                            2,212     171,512     178,310     178,310
Shareholders' Equity                 82,252     (18,081)    (47,998)    (47,998)
Total Debt to Capitalization             NA       111.8%      136.8%      136.8%

--------------------------------------------------------------------------------


                   ------------------------------------------
                               OWNERSHIP ANALYSIS

                        Management                 57%
                        Retail Float               32%
                        Institutional              11%

                   ------------------------------------------


46                                                [JANNEY MONTGOMERY SCOTT LOGO]

COMPARABLE COMPANY ANALYSIS
BULL RUN CORP.

                   ------------------------------------------
                   APPROX. MARKET CAPITALIZATION: $91 MILLION
                   ------------------------------------------

-------------------------------------------------------------------------------
                              BUSINESS DESCRIPTION

Bull Run Corp. designs, makes, and markets heavy-duty dot matrix and thermal printers for industrial applications; and owns interest in television stations, daily newspapers, and other communications businesses. Bull Run Corp. operates through wholly owned Datasouth Computer Corp. and affiliates. Datasouth makes heavy-duty dot matrix and thermal printers, generally selling under the Datasouth name. It has historically targeted the heavy-duty, multipart forms segment of the serial matrix impact printer market such as transportation/travel, healthcare and manufacturing/distribution. These printers are used mainly for forms such as invoices, purchase orders, bills of lading, customs documents,
-------------------------------------------------------------------------------


                   ------------------------------------------
                        STOCK PRICE AND VOLUME ANALYSIS
                                    [GRAPH]
                   ------------------------------------------


-------------------------------------------------------------------------------
                             FINANCIAL PERFORMANCE

                                 1996       1997       1998       LTM
                               -----------------------------------------
INCOME STATEMENT DATA:           (in thousands, except growth data)

Sales                           $24,654    $22,320    $29,848    $28,848
Revenue Growth                       NA       -9.5%      33.7%      33.7%
Operating Cash Flow (EDITDA)      4,784      1,005      1,892      1,892
Net Operating Income (EBIT)       3,834          4        770        770
Net Income                        5,877     (1,773)     2,360      2,360


BALANCE SHEET DATA:
Current Assets                                                    11,523
Total Assets                     67,851     76,832     95,172     95,172
Current Liabilities                                                7,978
Total Debt                       31,864     44,498     55,848     55,848
Shareholders' Equity             28,318     25,056     29,791     29,791
Total Debt to Capitalization         NA       64.0%      65.2%      65.2%

-------------------------------------------------------------------------------



                   ------------------------------------------
                               OWNERSHIP ANALYSIS

                               Management     62%
                               Retail Float   14%
                               Institutional  24%
                   ------------------------------------------




                                                  [JANNEY MONTGOMERY SCOTT LOGO]

COMPARABLE COMPANY ANALYSIS
GENICOM CORP.

                   ------------------------------------------
                   APPROX. MARKET CAPITALIZATION: $21 MILLION
                   ------------------------------------------

--------------------------------------------------------------------------------
                              BUSINESS DESCRIPTION

GENICOM Corp. provides maintenance and repair services for computer systems produced by various vendors; offers network planning integration and optimization services; and develops and distributes printers and related products. GENICOM Corp., through its worldwide operations, provides maintenance and repair services for computer systems produced by multiple vendors, network planning integration and optimization services. The company develops, manufactures, and distributes printers and related products. GENICOM's service business include information management, procurement, on-site installation and repair, and off-site repair, refurbishment, and re-manufacturing.
--------------------------------------------------------------------------------

                    ---------------------------------------
                        STOCK PRICE AND VOLUME ANALYSIS
                                    [GRAPH]
                    ---------------------------------------

--------------------------------------------------------------------------------
                             FINANCIAL PERFORMANCE

                                         1996         1997          1998            LTM
                                      ----------   ----------    ----------     ----------
                                               (in thousands, except growth data)
INCOME STATEMENT DATA:

Sales                                 $  303,258   $  421,128    $  452,540     $  452,540
Revenue Growth                                NA         38.9%          7.5%           4.5%
Operating Cash Flow(EBITDA)               25,379       37,718        25,102         25,102
Net Operating Income(EBIT)                 7,507       18,751         3,022          3,022
Net Income                                 2,081        7,858       (13,059)       (13,059)

BALANCE SHEET DATA:

Current Assets                                                                     178,175
Total Assets                             186,079      250,049       229,977        229,977
Current Liabilities                                                                 93,514
Total Debt                                54,553       93,463       112,936        112,936
Shareholders' Equity                      37,591       45,396        24,617         24,617
Total Debt to Capitalization                  NA         67.3%         82.1%          82.1%

--------------------------------------------------------------------------------

                    ---------------------------------------
                               OWNERSHIP ANALYSIS

                    Retail Float                   67%
                    Management                     10%
                    Institutional                  23%

                    ---------------------------------------



48                                                [JANNEY MONTGOMERY SCOTT LOGO]

COMPARABLE COMPANY ANALYSIS
LEXMARK INTERNATIONAL GROUP INC.

                  --------------------------------------------
                  APPROX. MARKET CAPITALIZATION: $7793 MILLION
                  --------------------------------------------

--------------------------------------------------------------------------------
                              BUSINESS DESCRIPTION

Lexmark International Group, Inc. develops, makes and supplies laser and inkjet printers and associated consumable supplies for the office and home markets. The company also sells dot matrix printers for printing single and multi-part forms by business users; and a line of office imaging products. Lexmark International Group, Inc. is a global developer, manufacturer and supplier of laser and inkjet printers and associated consumable supplies for the office and home markets. The company also sells dot matrix printers for printing single and multi-part forms by business users.
--------------------------------------------------------------------------------

                    ---------------------------------------
                        STOCK PRICE AND VOLUME ANALYSIS
                                    [GRAPH]
                    ---------------------------------------

--------------------------------------------------------------------------------
                             FINANCIAL PERFORMANCE

                                         1996         1997          1998            LTM
                                      ----------   ----------    ----------     ----------
                                               (in thousands, except growth data)
INCOME STATEMENT DATA:

Sales                                 $2,377,600   $2,493,500    $3,020,600      $3,020,600
Revenue Growth                                NA          4.9%         21.1%            0.0%
Operating Cash Flow(EDITDA)              270,800      332,200       458,400         458,400
Net Operating Income(EBIT)               201,600      254,700       382,800         382,800
Net Income                               127,800      163,000       243,000         243,000

BALANCE SHEET DATA:

Current Assets                                                                    1,020,000
Total Assets                           1,221,500    1,208,200     1,483,400       1,483,400
Current Liabilities                                                                 605,700
Total Debt                               165,300       75,000       160,400         160,400
Shareholders' Equity                     540,300      500,700       578,100         578,100
Total Debt to Capitalization                  NA         13.0%         21.7%           21.7%

--------------------------------------------------------------------------------

                    ---------------------------------------
                               OWNERSHIP ANALYSIS

                    Management                      3%
                    Retail Float                   14%
                    Institutional                  83%

                    ---------------------------------------


49                                                [JANNEY MONTGOMERY SCOTT LOGO]

COMPARABLE COMPANY ANALYSIS
PRINTRONIX INC.

                  -------------------------------------------
                   APPROX. MARKET CAPITALIZATION: $93 MILLION
                  -------------------------------------------

--------------------------------------------------------------------------------
                              BUSINESS DESCRIPTION

Printronix, Inc. designs, makes and markets medium and high speed printers which support a wide range of computer systems and software platforms. Products are designed primarily for business and industrial applications where performance and reliability are paramount. Printronix, Inc. is a leading independent supplier of line matrix printers, and a leading supplier of printers for bar code label printing. In addition to line matrix technology, the company offers laser printers which are designed for reliability, versatility and ease of service and thermal printers for dedicated bar code and labeling applications. Printronix's goal is to provide its customers with a total printing solution.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                             FINANCIAL PERFORMANCE

                                         1996         1997          1998            LTM
                                      ----------   ----------    ----------     ----------
                                               (in thousands, except growth data)
INCOME STATEMENT DATA:

Sales                                 $  173,290   $  170,391    $  179,702     $   179,702
Revenue Growth                                NA         (1.7)%         5.5%            0.0%
Operating Cash Flow (EDITDA)              19,470       24,357        23,172          23,172
Net Operating Income (EBIT)               12,379       16,827        15,273          15,273
Net Income                                11,671       15,064        12,364          12,364

BALANCE SHEET DATA:
Current Assets                                                                       51,043
Total Assets                              80,653       88,864        84,671          84,671
Current Liabilities                                                                  20,687
Total Debt                                     0            0             0               0
Shareholders' Equity                      63,508       69,237        63,069          63,069
Total Debt to Capitalization                  NA          0.0%          0.0%            0.0%

--------------------------------------------------------------------------------

                      -------------------------------------
                        STOCK PRICE AND VOLUME ANALYSIS
                                    [GRAPH]
                      -------------------------------------

                      -------------------------------------
                               OWNERSHIP ANALYSIS

                     Management                       31%
                     Retail Float                     25%
                     Institutional                    44%

                      -------------------------------------

50                                                [JANNEY MONTGOMERY SCOTT LOGO]

COMPARABLE COMPANY ANALYSIS
QMS INC.

                   ------------------------------------------
                   APPROX. MARKET CAPITALIZATION: $35 MILLION
                   ------------------------------------------

--------------------------------------------------------------------------------
                              BUSINESS DESCRIPTION

QMS, Inc. designs and makes intelligent controllers which enhance the graphics capabilities and performance of computer printing and imaging systems. QMS, Inc. makes controllers which consist of software implemented on printed circuit boards and are incorporated into computer printing and imaging systems which the company markets, sells, and supports. QMS also markets its controllers separately for incorporation into products marketed by others and offers service support for non-QMS manufactured products.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                             FINANCIAL PERFORMANCE

                                         1996         1997          1998            LTM
                                      ----------   ----------    ----------     ----------
                                               (in thousands, except growth data)
INCOME STATEMENT DATA:

Sales                                 $  147,174   $  124,589    $  133,491     $   144,251
Revenue Growth                                NA        (15.3)%         7.1%            8.1%
Operating Cash Flow (EDITDA)              10,693       (5,980)        4,590           4,461
Net Operating Income (EBIT)                5,325      (10,372)        2,345           2,169
Net Income                                 4,253      (26,122)        1,825           1,536

BALANCE SHEET DATA:

Current Assets                                                                       53,233
Total Assets                              91,718       58,589        69,355          70,294
Current Liabilities                                                                  38,841
Total Debt                                14,963        2,333         6,694           7,850
Shareholders' Equity                      47,432       24,324        26,038          26,439
Total Debt to Capitalization                  NA          8.8%         20.5%           22.9%

--------------------------------------------------------------------------------


                    ---------------------------------------
                        STOCK PRICE AND VOLUME ANALYSIS
                                    [GRAPH]
                    ---------------------------------------


                    ---------------------------------------
                               OWNERSHIP ANALYSIS

                    Retail Float                   73%
                    Management                     12%
                    Institutional                  15%

                    ---------------------------------------


51                                              [JANNEY MONTGOMERY SCOTT LOGO]

COMPARABLE COMPANY ANALYSIS
TRANSACT TECHNOLOGIES INC.

                   ------------------------------------------
                   APPROX. MARKET CAPITALIZATION: $19 MILLION
                   ------------------------------------------

--------------------------------------------------------------------------------
                              BUSINESS DESCRIPTION

TransAct Technologies, Inc. designs, develops, makes and markets transaction based printers and related products under the ITHACA and MAGNETEC brand names. The company's printers are used to provide transaction records such as receipts, tickets, coupons, register journals and other documents. TransAct Technologies, Inc. manufactures and sells customized and custom dot matrix and thermal printers for applications requiring up to 60 character columns in each of its four vertical markets; and sells an 80 column laser printer for kiosk applications. TransAct focuses on four vertical markets: point-of-sale, gaming and lottery, financial services and kiosks.
--------------------------------------------------------------------------------


                   ------------------------------------------
                        STOCK PRICE AND VOLUME ANALYSIS

                                    [GRAPH]
                   ------------------------------------------


--------------------------------------------------------------------------------
                             FINANCIAL PERFORMANCE

                                   1996        1997          1998         LTM
                                   ----        ----          ----        -----
INCOME STATEMENT DATA:                  (in thousands, except growth data)

Sales                             $42,134    $58,400       $52,239      $52,239
Revenue Growth                         NA       38.6%        (10.5)%        0.0%
Operating Cash Flow (EDITDA)        6,395      9,419         4,478        4,478
Net Operating Income (EBIT)         5,260      7,828         2,448        2,448
Net Income                          3,340      4,893         1,386        1,386

BALANCE SHEET DATA:
Current Assets                                                           16,094
Total Assets                       20,784     24,699        23,788       23,788
Current Liabilities                                                       5,987
Total Debt                          1,000        300         5,800        5,800
Shareholders' Equity               14,407     17,903        12,177       12,177
Total Debt to Capitalization           NA        1.6%         32.3%        32.3%

--------------------------------------------------------------------------------

                   ------------------------------------------
                               OWNERSHIP ANALYSIS

                      Retail Float                    66%
                      Institutional                   24%
                      Management                      10%

                   ------------------------------------------



52                                                [JANNEY MONTGOMERY SCOTT LOGO]

COMPARABLE COMPANY ANALYSIS
TRIDEX CORP.


                   ------------------------------------------
                   APPROX. MARKET CAPITALIZATION: $15 MILLION
                   ------------------------------------------


--------------------------------------------------------------------------------
                              BUSINESS DESCRIPTION

Tridex Corp. designs, develops, makes, integrates and sells custom-designed terminal devices, customer displays, keyboards and other peripheral devices used in a variety of transactions at the retail point-of-sale, and ribbon cartridges for specialty dot matrix printers. Tridex Corp. provides high quality, point-of-sale (POS) solutions and peripheral devices used in many niche retail applications including convenience store, fuel, home centers, automotive parts, hardware, theatre, grocery and other transaction based markets. Products include customer displays, keyboards and terminal devices for POS applications. The company manufactures and markets POS customer displays, keyboards and terminal devices for use in
--------------------------------------------------------------------------------


                   ------------------------------------------
                        STOCK PRICE AND VOLUME ANALYSIS

                                    [GRAPH]
                   ------------------------------------------


--------------------------------------------------------------------------------
                             FINANCIAL PERFORMANCE

                                    1996         1997         1998       LTM
                                    ----         ----         ----      -----
INCOME STATEMENT DATA:                 (in thousands, except growth data)

Sales                              $37,053     $25,833      $43,504    $43,504
Revenue Growth                          NA       (30.3)%       68.4%      68.4%
Operating Cash Flow (EDITDA)         2,878         543          300        300
Net Operating Income (EBIT)          1,157        (321)      (2,964)    (2,964)
Net Income                           5,991        (568)      (3,586)    (3,586)

BALANCE SHEET DATA:
Current Assets                                                          17,944
Total Assets                        38,653      28,003       52,953     52,953
Current Liabilities                                                     13,444
Total Debt                           5,546           0       25,747     25,747
Shareholders' Equity                26,015      24,219       18,377     18,377
Total Debt to Capitalization            NA         0.0%        58.4%      58.4%

--------------------------------------------------------------------------------


                   ------------------------------------------
                               OWNERSHIP ANALYSIS

                     Retail Float                       64%
                     Management                         20%
                     Institutional                      16%

                   ------------------------------------------


53                                                [JANNEY MONTGOMERY SCOTT LOGO]

COMPARABLE COMPANY ANALYSIS
ZEBRA TECHNOLOGIES

                  -------------------------------------------
                  APPROX. MARKET CAPITALIZATION: $996 MILLION
                  -------------------------------------------

--------------------------------------------------------------------------------
                              BUSINESS DESCRIPTION

Zebra Technologies Corp. makes and supports a line of computerized on-demand bar code label printers, specialty bar code labeling materials, thermal transfer ribbons and PC-based bar code software which provides bar code labeling solutions targeted primarily at industrial and service organizations worldwide. Zebra Technologies Corp. provides bar code labeling solutions, principally to manufacturing and service entities, for use in automatic identification and data collection systems. The company makes, sells and supports a broad line of computerized label printing systems, related specialty supplies and PC-based label design software on a worldwide basis.
--------------------------------------------------------------------------------


                    ---------------------------------------
                        STOCK PRICE AND VOLUME ANALYSIS
                                    [GRAPH]
                    ---------------------------------------


--------------------------------------------------------------------------------
                             FINANCIAL PERFORMANCE

                                         1996         1997          1998            LTM
                                      ----------   ----------    ----------     ----------
                                               (in thousands, except growth data)
INCOME STATEMENT DATA:

Sales                                 $  169,715   $  192,071    $  335,983     $   335,983
Revenue Growth                                NA         13.2%         74.9%           74.9%
Operating Cash Flow (EDITDA)              49,994       65,586        79,964          79,964
Net Operating Income (EBIT)               46,155       61,311        69,716          69,716
Net Income                                28,915       42,810        44,917          44,917

BALANCE SHEET DATA:

Current Assets                                                                      280,030
Total Assets                             163,283      203,584       310,002         310,002
Current Liabilities                                                                  38,025
Total Debt                                   178          253           234             234
Shareholders' Equity                     140,456      179,551       270,884         270,884
Total Debt to Capitalization                  NA          0.1%          0.1%            0.1%

--------------------------------------------------------------------------------





                    ---------------------------------------
                               OWNERSHIP ANALYSIS

                    Management                     17%
                    Retail Float                   32%
                    Institutional                  51%

                    ---------------------------------------


54                                                [JANNEY MONTGOMERY SCOTT LOGO]

COMPARABLE COMPANY ANALYSIS
SELECTED MARKET DATA
--------------------------------------------------------------------------------
Note: Financials have been adjusted, where applicable, to exclude the effects of extraordinary items.




                                              Kentek              Axiohm
                                            Information        Transaction       Bull Run        Genicom       Lexmark Intl
                                              Systems           Solutions          Corp           Corp            Grp Inc
                                            -----------        -----------       ---------      --------       -------------
Market Price as of:  5/3/1999               $      7.88        $      4.13       $    3.81      $   1.81       $      123.44
52 Week High                                $      9.38        $     14.50       $    5.50      $  12.75       $      128.50
52 Week Low                                 $      4.63        $      3.00       $    2.88      $   1.09       $       50.75

Symbol/Exchange                               KNTK/OTC           AXHMOTC          BULL/OTC      GECI/OTC           LXK/NYSE

Most Recent Fiscal Year/End                        6/98              12/98           12/98         12/98               12/98
Most Recent Quarter End                           12/98              12/98           12/98         12/98               12/98

Common Shares Outstanding                         4,969              8,519          22,268        11,609              64,418

Market Value of Common Equity               $    39,312        $    26,892       $  84,898       $21,041       $   7,951,642
Total Debt & Preferred Stock(2)                       0            178,310          55,848       112,936             160,400
Cash & Marketable Securities                    (34,341)              (902)            (58)       (4,894)           (149,000)
                                            -----------        -----------       ---------      --------       -------------
   Total Enterprise Value (TEV)             $     4,791        $   204,300       $ 140,688      $129,083       $   7,963,042
                                            ===========        ===========       =========      ========       =============

Earnings Per Share
LFY EPS                                     $      0.70        $      0.84       $    0.10      $  (1.13)      $        3.40
LTM EPS                                     $      0.49        $      0.84       $    0.10      $  (1.13)      $        3.40
1999 EPS Estimate (3)% Change               $      0.09 -37.1%         N/A  N/A        N/A  N/A $   0.13  N/A  $        4.32  27.1%
1999 EPS Calendarized Estimate (4)% Change  $      0.38 -15.7%         N/A  N/A        N/A  N/A $   0.13  N/A  $        4.32  27.1%
2000 EPS Estimate (3)% Change               $      0.54 500.0%         N/A  N/A        N/A  N/A      N/A  N/A  $        5.14  19.0%
2000 EPS Calendarized Estimate (4)% Change  $      0.57  48.7%         N/A  N/A        N/A  N/A      N/A  N/A  $        5.14  19.0%
Next 5 Year Growth (%)(3)                           5.0%               N/A             N/A          20.0%               20.0%


Price/LFY EPS                                      11.3 x              4.9 x          38.1 x          NM                36.3 x

Price/LTM EPS                                      16.0 x              4.9 x          38.1 x          NM                36.3 x

Price/1999E Calendarized EPS                       20.7 x              N/A             N/A          13.9 x              28.6 x

Price/2000E Calendarized EPS                       13.9 x              N/A             N/A           N/A                24.0 x


Indicated Annual Dividend                   $      0.08        $      0.00       $    0.00      $   0.00       $        0.00

Dividend Yield                                      1.0%               N/A             N/A           N/A                 N/A


Latest Return: EBITDA/Total Assets                 23.4%              40.0%            2.0%         10.9%               30.9%

Latest Return on Equity                             7.7%             (11.4)%           7.9%          N/M                42.0%





                                                  [JANNEY MONTGOMERY SCOTT LOGO]

COMPARABLE COMPANY ANALYSIS
SELECTED BALANCE SHEET & CAPITALIZATION DATA

--------------------------------------------------------------------------------

Note: Financials have been adjusted, where applicable, to exclude the effects of extraordinary items.

                                    Kentek      Axiohm
                                 Information Transaction                               Lexmark Intl.
                                   Systems    Solutions   Bull Run Corp  Genicom Corp    Grp Inc.
                                 ----------  -----------  -------------  ------------   ----------
Capitalization as of:               3/99        12/98         12/98         12/98         12/98

Short-Term Debt                  $        0   $    9,698    $    4,000    $    7,936    $   11,700

Long-Term Debt                            0      166,412        51,848       105,000       148,700
Preferred Stock                           0            0             0             0             0
Common Equity                        44,391      (47,998)       29,791        24,617       578,100
                                 ----------   ----------    ----------    ----------    ----------
  Total Shareholders' Equity         44,391      (47,998)       29,791        24,617       578,100
                                 ----------   ----------    ----------    ----------    ----------
    Total Capitalization         $   44,391   $  130,312    $   85,639    $  137,553    $  738,500
                                 ==========   ==========    ==========    ==========    ==========


Short-Term Debt                        0.00%        7.60%         4.67%         5.77%         1.58%

Long-Term Debt                         0.00%      129.24%        60.54%        76.33%        20.14%
Preferred Stock                        0.00%        0.00%         0.00%         0.00%         0.00%
Common Equity                        100.00%      (36.63)%       34.79%        17.90%        76.28%
                                 ----------   ----------    ----------    ----------    ----------
  Total Shareholders' Equity         100.00%      (36.63)%       34.79%        17.90%        78.28%
                                 ----------   ----------    ----------    ----------    ----------
    Total Capitalization             100.00%      100.00%       100.00%       100.00%       100.00%
                                 ==========   ==========    ==========    ==========    ==========


Debt/Equity Ratio                      0.00%     (371.49)%      187.47%       458.77%        27.75%


Total Assets                     $   50,084   $  171,726    $   95,172    $  229,977    $1,483,400
Total Operating Assets (3)       $   14,615   $   88,603    $   14,001    $  204,347    $1,301,500

Net Fixed Assets                 $    1,648   $   20,556    $    2,623    $   45,459    $  430,500
Net Sales/Net Fixed Assets (x)         24.2x        11.2x         11.4x         10.0x          7.0x

Average Accts. Rec. Balance (2)  $    4,756   $   32,838    $    5,172    $   88,448    $  404,450
Acct. Rec. Turnover (Days)             43.6         51.9          63.2          71.3          48.9

Average Accts. Pay. Balance (2)  $    2,177   $   18,694    $    2,705    $   74,756    $  251,675
Accts. Pay. Turnover (Days)            43.6         45.2          44.7          77.2          47.5

Average Inventory Balance (2)    $    6,949   $   31,934    $    4,616    $   64,603    $  382,700
Inventory Turnover (Days)             139.3         77.2          76.2          66.7          72.2


56                                                [JANNEY MONTGOMERY SCOTT LOGO]

COMPARABLE COMPANY ANALYSIS
HISTORICAL FINANCIAL DATA

--------------------------------------------------------------------------------

Note: Financials have been adjusted, where applicable, to exclude the effects of extraordinary items.

                                    Kentek      Axiohm
                                 Information Transaction                               Lexmark Intl
                                   Systems    Solutions   Bull Run Corp  Genicom Corp    Grp Inc
                                 ----------- -----------  -------------  ------------  ------------
                                   12/98        12/98         12/98         12/98         12/98
Net Operating Revenues
LTM                              $   39,810   $  231,011    $   29,848    $  452,540    $3,020,599
1998                                 45,053      231,011        29,848       452,540     3,020,600
1997                                 56,460      153,748        21,639       421,128     2,493,500
1996                                 74,381       95,302        23,810       303,258     2,377,600

Gross Profit
LTM                              $   21,603   $   50,062    $    7,745    $   98,945    $1,086,200
1998                                 22,729       80,082         7,745        98,945     1,086,200
1997                                 26,017       51,148         5,672        97,181       870,000
1996                                 29,973       28,912         6,640        70,969       747,400

Operating Cash Flow
LTM                              $    3,156   $   68,764    $    1,592    $   25,102    $  458,400
1998                                  5,521       68,764         1,592        25,102       458,400
1997                                  8,530       41,946           502        37,718       352,100
1996                                 14,925       14,172         2,179        25,257       299,600

Operating Profit
LTM                              $    1,889   $   26,501    $      770    $    3,022    $  382,800
1998                                  4,243       26,501           770         3,022       382,800
1997                                  7,249       21,975          (499)       18,751       274,600
1996                                 13,277       11,251         1,229         7,385       230,400

Profit Before Tax
LTM                              $    5,152   $    9,583    $    4,214    $   (8,093)   $  365,400
1998                                  7,557        9,583         4,214        (8,093)      365,400
1997                                  8,626       12,035        (2,712)       11,659       254,700
1996                                 13,465       11,410         9,889         2,604       201,600

Net Income
LTM                              $    3,422   $    5,472    $    2,360    $  (13,059)   $  243,000
1998                                  4,977        5,472         2,360       (13,059)      243,000
1997                                  4,761       (7,443)       (1,773)        9,354       163,000
1996                                 13,102        7,004         5,877         4,590       127,800


57                                                [JANNEY MONTGOMERY SCOTT LOGO]

COMPARABLE COMPANY ANALYSIS
HISTORICAL MARGIN DATA

--------------------------------------------------------------------------------
Note: Financials have been adjusted, where applicable, to exclude the effects of extraordinary items.


                                         Kentek           Axiohm
                                       Information      Transaction                                      Lexmark Intl
                                         Systems         Solutions     Bull Run Corp    Genicom Corp       Grp Inc
                                       -----------      -----------    -------------    ------------     ------------

Index Growth Rates
------------------
LTM                                      (11.5)%            0.0%            0.0%             0.0%             0.0%
1998                                     (20.2)            50.3            37.9              7.5             21.1
1997                                     (24.1)            61.3            (9.1)            38.9              4.9
1996                                       N/A              N/A             N/A              N/A              N/A

Gross Profit as % of Revenue
----------------------------
LTM                                       54.3%            34.7%           25.9%            21.9%            36.0%
1998                                      50.4             34.7            25.9             21.9             36.0
1997                                      46.1             33.3            26.2             23.1             34.9
1996                                      40.3             30.3            27.9             23.4             31.4

Operating Cash Flow as % of Revenue
-----------------------------------
LTM                                        7.9%            29.8%            6.3%             5.5%            15.2%
1998                                      12.3             29.5             6.3              5.5             15.2
1997                                      15.1             27.3             2.3              9.0             14.1
1996                                      20.1             14.9             9.2              8.3             12.6

Operating Profit as % of Revenue
--------------------------------
LTM                                        4.7%            11.5%            2.6%             0.7%            12.7%
1998                                       9.4             11.5             2.6              0.7             12.7
1997                                      12.8             14.3              NM              4.5             11.0
1996                                      17.8             11.8             5.2              2.4              9.7

Profit Before Tax as % of Revenue
---------------------------------
LTM                                       12.9%             4.1%           14.1%              NM             12.1%
1998                                      16.8              4.1            14.1               NM             12.1
1997                                      15.3              7.8              NM              2.8             10.2
1996                                      18.1             12.0            41.5              0.9              8.5

Net Income as % of Revenue
--------------------------
LTM                                        8.6%             2.4%            7.9%              NM              5.0%
1998                                      11.0              2.4             7.9               NM              5.0
1997                                       8.4               NM              NM              2.2              6.5
1996                                      17.6              7.3            24.7              1.5              5.4

                                                  [JANNEY MONTGOMERY SCOTT LOGO]

COMPARABLE COMPANY ANALYSIS
SELECTED VALUATION RATIOS

---------------------------------------------------------------------------------------------------------------------------------
Note: Financials have been adjusted, where applicable, to exclude the effects of extraordinary items.

                                                 Kentek            Axiohm
                                               Information       Transaction                                         Lexmark Intl
                                                 Systems          Solutions       Bull Run Corp     Genicom Corp       Grp Inc
                                               -----------       -----------      -------------     ------------     ------------

Market Capitalization Basis
---------------------------
Market/Net Income                                16.0 x             4.9 x             38.1 x             NM             36.3 x
Market/Net Income (1999P Calendarized)           20.7 x             N/A                N/A             13.9 x           28.6 x
Market/Net Income (2000P Calendarized)           13.9 x             N/A                N/A              N/A             24.0 x
Market/Book                                       0.9 x              NM                2.8 x            0.9 x           13.8 x

TEV Basis
---------
TEV/Revenue                                       0.1 x             0.9 x              4.7 x            0.3 x            2.6 x
TEV/Operating Cash Flow                           1.5 x             3.0 x             74.4 x            5.1 x           17.4 x
TEV/Operating Profit                              2.5 x             7.7 x            182.7 x           42.7 x           20.8 x
---------------------------------------------------------------------------------------------------------------------------------


59                                                [JANNEY MONTGOMERY SCOTT LOGO]

COMPARABLE COMPANY ANALYSIS
SELECTED MARKET DATA

-----------------------------------------------------------------------------------------------------------------------------
Note: Financials have been adjusted, where applicable, to exclude the effects of extraordinary items.

                                                                               Transact                             Zebra
                                             Printronix Inc   QMS Inc      Technologies Inc      Tridex Corp     Technologies
                                             --------------   --------     ----------------      -----------     ------------

Market Price as of:           5/3/1999          $  13.75      $   3.44         $   3.94            $   2.25       $     34.13
52 Week High                                    $  16.50      $   5.00         $  10.63            $   7.88       $     44.63
52 Week Low                                     $  11.00      $   2.63         $   1.75            $   1.88       $     22.88

Symbol/Exchange                                  PTNX/OTC      AQM/NYSE        TACT/OTC            TRDX/OTC        ZBRA/OTC

Most Recent Fiscal Year End                        3/98          9/98            12/98               12/98           12/98
Most Recent Quarter End                           12/98         12/98            12/98               12/98           12/98

Common Shares Outstanding                          6,663        10,699            5,559               6,368            30,974

Market Value of Common Equity                   $ 91,615      $ 36,777         $ 21,887            $ 14,329       $ 1,056,975
Total Debt & Preferred Stock(2)                        0         7,850            5,800              25,747               234
Cash & Marketable Securities                      (9,820)       (1,707)            (546)                (18)         (162,668)
                                                --------      --------         --------            --------       -----------
 Total Enterprise Value (TEV)                   $ 81,795      $ 42,920         $ 27,141            $ 40,058       $   894,541
                                                ========      ========         ========            ========       ===========


Earnings Per Share
------------------
LFY EPS                                         $   1.90      $   0.17         $   0.20            $  (0.59)      $      1.44
LTM EPS                                         $   1.69      $   0.14         $   0.20            $  (0.59)      $      1.44
1999 EPS Estimate (3)/% Change                       N/A N/A       N/A N/A          N/A N/A        $   0.25 N/A   $      2.07 43.7%
1999 EPS Calendarized Estimate (4)/% Change          N/A N/A       N/A N/A          N/A N/A        $   0.25 N/A   $      2.07 43.7%
2000 EPS Estimate (3)/% Change                       N/A N/A       N/A N/A     $   0.51 N/A             N/A N/A   $      2.53 22.2%
2000 EPS Calendarized Estimate (4)/% Change          N/A N/A       N/A N/A     $   0.51 N/A             N/A N/A   $      2.53 22.2%
Next 5 Year Growth (%)(3)                            N/A           N/A             20.0%                N/A              18.0%

Price/LFY EPS                                        7.2 x        20.2 x           19.7 x                NM              23.7 x
Price/LTM EPS                                        8.1 x        24.6 x           19.7 x                NM              23.7 x
Price/1999E Calenderized EPS                         N/A           N/A              N/A                 9.0 x            16.5 x
Price/2000E Calenderized EPS                         N/A           N/A              7.7 x               N/A              13.5 x

Indicated Annual Dividend                       $   0.00      $   0.00         $   0.00            $   0.00       $      0.00
Dividend Yield                                       N/A           N/A              N/A                 N/A               N/A

Latest Return: EBITDA/Total Assets                  26.3%         17.5%            18.8%                0.6%             25.8%
Latest Return on Equity                             20.3%          5.8%            11.4%                 NM              16.6%

60                                                [JANNEY MONTGOMERY SCOTT LOGO]

COMPARABLE COMPANY ANALYSIS
SELECTED BALANCE SHEET & CAPITALIZATION DATA

-----------------------------------------------------------------------------------------------------------------
Note: Financials have been adjusted, where applicable, to exclude the effects of extraordinary items.

                                                                       Transact                         Zebra
                                    Printronix Inc     QMS Inc     Technologies Inc  Tridex Corp     Technologies
                                    --------------    --------     ----------------  -----------     ------------
Capitalization as of:                   12/98           12/98           12/98           12/98           12/98

Short-Term Debt                       $      0        $  7,524        $    725        $  6,406        $    234

Long-Term Debt                               0             326           5,075          19,341               0
Preferred Stock                              0               0               0               0               0
Common Equity                           63,069          26,439          12,177          18,377         270,884
                                      --------        --------        --------        --------        --------
 Total Shareholders' Equity             63,069          26,439          12,177          18,377         270,884
                                      --------        --------        --------        --------        --------
  Total Capitalization                $ 63,069        $ 34,289        $ 17,977        $ 44,124        $271,118
                                      ========        ========        ========        ========        ========

Short-Term Debt                           0.00%          21.94%           4.03%          14.52%           0.09%

Long-Term Debt                            0.00%           0.95%          28.23%          43.83%           0.00%
Preferred Stock                           0.00%           0.00%           0.00%           0.00%           0.00%
Common Equity                           100.00%          77.11%          67.74%          41.55%          99.91%
                                      --------        --------        --------        --------        --------
 Total Shareholders' Equity             100.00%          77.11%          67.74%          41.55%          99.91%
                                      --------        --------        --------        --------        --------
  Total Capitalization                  100.00%         100.00%         100.00%         100.00%         100.00%
                                      ========        ========        ========        ========        ========

Debt/Equity Ratio                         0.00%          29.69%          47.63%         140.10%           0.09%

Total Assets                          $ 84,671        $ 70,294        $ 23,788        $ 52,953        $310,002
Total Operating Assets(3)             $ 72,911        $ 58,261        $ 21,212        $ 19,562        $142,653

Net Fixed Assets                      $ 31,688        $  4,735        $  5,664        $  2,445        $ 38,850
Net Sales/Net Fixed Assets(x)              5.6 x          30.5 x           9.2 x          17.8 x           8.6 x

Average Accts. Rec. Balance(2)        $ 24,617        $ 23,579        $  6,870        $  5,632        $ 42,367
Accts. Rec. Turnover (Days)               50.9            59.7            48.0            47.3            46.0

Average Accts. Pay. Balance(2)        $  9,634        $ 12,955        $  3,044        $  3,741        $ 14,273
Accts. Pay. Turnover (Days)               29.4            45.5            28.9            43.1            28.9

Average Inventory Balance(2)          $ 16,374        $ 21,837        $  8,909        $  5,430        $ 25,298
Inventory Turnover (Days)                 50.0            76.7            84.7            62.6            51.2

                                                  [JANNEY MONTGOMERY SCOTT LOGO]

COMPARABLE COMPANY ANALYSIS
HISTORICAL FINANCIAL DATA
--------------------------------------------------------------------------------
Note: Financials have been adjusted, where applicable, to exclude the effects of extraordinary items.

                                                                     Transact                                Zebra
                            Printronix Inc.       QMS Inc.      Technologies Inc.      Tridex Corp        Technologies
                           ----------------      ---------      -----------------      -----------        ------------
                                  12/98              12/98               12/98              12/98               12/98

Net Operating Expenses
---------
LTM                           $ 176,679          $ 144,251           $  52,239          $  43,504           $ 335,983
1998                                N/A            133,491              52,239             43,504             335,983
1997                            170,391            124,589              58,400             25,833             297,100
1996                            173,250            147,174              42,134             22,325             252,487


Gross Profit
---------
LTM                           $  57,151          $  40,359           $  13,826          $  11,834           $ 155,810
1998                                N/A             39,420              13,826             11,834             155,810
1997                             53,930             26,032              18,173              6.204             143,708
1996                             45,943             48,023              13,933              5,954             117,013


Operating Cash Flow
---------
LTM                           $  22,246          $  12,315           $   4,478          $     300           $  79,964
1998                                N/A             12,142               4,478                300              79,964
1997                             22,619             (3,387)              9,422               (150)             78,264
1996                             18,790             15,461               6,368              1,362              64,609


Operating Profit
---------
LTM                           $  14,347          $   2,087           $   2,448          $  (2,964)          $  69,716
1998                                N/A              2,081               2,448             (2,964)             69,716
1997                             15,086            (17,188)              7,831             (1,014)             71,262
1996                             11,699              5,664               5,233                306              59,094


Profit Before Tax
---------
LTM                           $  15,273          $   1,571           $   2,127            (54,721)          $  73,101
1998                                N/A              1,860               2,127             (4,721)             73,101
1997                             16,744            (18,093)              7,828               (612)             65,225
1996                             12,140              3,520               5,528               (666)             65,664


Net Income
---------
LTM                           $  12,794          $   1,536           $   1,386          $  (3,586)          $  44,917
1998                                N/A              1,825               1,386             (3,586)             44,917
1997                             15,629            (21,305)              4,893               (568)             54,447
1996                             11,671              4,253               3,340              3,166              40,929





62                                                [JANNEY MONTGOMERY SCOTT LOGO]

COMPARABLE COMPANY ANALYSIS
HISTORICAL MARGIN DATA
--------------------------------------------------------------------------------
Note: Financials have been adjusted, where applicable, to exclude the effects of extraordinary items.

                                                                             Transact                       Zebra
                                          Printronix Inc     QMS Inc     Technologies Inc  Tridex Corp   Technologies
                                          --------------     -------     ----------------  -----------   ------------

Index Growth Rates

LTM                                            N/A             8.1%            0.0%          0.0%            0.0%
1998                                           N/A             7.1           (10.5)         68.4            13.1
1997                                          (1.7)          (15.3)           38.5          15.7            17.7
1996                                           N/A             N/A             N/A           N/A             N/A

Gross Profit as % of Revenue

LTM                                           32.3%           28.0%           26.5%         27.2%           46.4%
1998                                           N/A            29.5            26.5          27.2            46.4
1997                                          31.7            20.9            31.1          24.0            46.4
1996                                          26.5            32.6            33.1          26.7            46.3

Operating Cash Flow as % of Revenue

LTM                                           12.6%            8.5%            8.6%          0.7%           23.8%
1998                                           N/A             9.1             8.6           0.7            23.8
1997                                          13.3              NM            16.1            NM            26.3
1996                                          10.8            10.5            15.1           6.1            25.6

Operating Profit as % of Revenue

LTM                                            8.1%            1.4%            4.7%           NM            20.7%
1998                                           N/A             1.6             4.7            NM            20.7
1997                                           8.9              NM            13.4            NM            24.0
1996                                           6.8             3.8            12.4           1.4            23.4

Profit Before Tax as % of Revenue

LTM                                            8.6%            1.1%            4.1%           NM            21.8%
1998                                           N/A             1.4             4.1            NM            21.8
1997                                           9.8              NM            13.4            NM            28.7
1996                                           7.0             2.4            13.1            NM            26.0

Net Income as % of Revenue

LTM                                            7.2%            1.1%            2.7%           NM            13.4%
1998                                           N/A             1.4             2.7            NM            13.4
1997                                           9.2              NM             8.4            NM            18.3
1996                                           6.7             2.9             7.9          14.2            16.2


63                                                [JANNEY MONTGOMERY SCOTT LOGO]

COMPARABLE COMPANY ANALYSIS
SELECTED VALUATION RATIOS
--------------------------------------------------------------------------------
Note: Financials have been adjusted, where applicable, to exclude the effects of extraordinary items.


                                                                             Transact                            Zebra
                                        Printronix Inc.      QMS Inc     Technologies Inc     Tridex Corp       Technologies
                                        ---------------      -------     ----------------     -----------       ------------
Market Capitalization Basis

Market/Net Income                              6.1 x          24.6 x             19.7 x          NM                23.7 x

Market/Net Income (1999P Calendarized)         N/A            N/A                N/A             9.0 x             16.5 x

Market/Net Income (2000P Calendarized)         N/A            N/A                7.7 x           N/A               13.5 x

Market/Book                                    1.5 x          1.4 x              1.8 x           0.8 x              3.9 x




TEV Basis

TEV/Revenue                                    0.5 x          0.3 x              0.5 x           0.9 x              2.7 x

TEV/Operating Cash Flow                        3.7 x          3.5 x              6.1 x         133.5 x             11.2 x

TEV/Operating Profit                           5.7 x         20.6 x             11.1 x            NM               12.8 x



                                                  [JANNEY MONTGOMERY SCOTT LOGO]

--------------------------------------------------------------------------------
FORM OF FAIRNESS OPINION




                                                  [JANNEY MONTGOMERY SCOTT LOGO]